UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2003

World Airways, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26582	94-1358276
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The HLH Building
101 World Drive
Peachtree City, Georgia 30269
(Address of principal executive offices)

(770) 632-8000
(Registrant’s telephone number, including area code)

SIGNATURES
EX-99.1 PRESS RELEASE ISSUED DECEMBER 19, 2003

ITEM 5. Other Events and Required FD Disclosure.

      On December 19, 2003, World Airways, Inc., a Delaware corporation (the “Registrant”), issued a press release announcing that, at its reconvened special meeting of stockholders, the Registrant’s stockholders approved both proposals presented for their consideration and vote. The text of the press release is filed as part of this Current Report as Exhibit 99.1 under this Item 5 and is incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Document

99.1	Press release of the Registrant issued December 19, 2003.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2003	World Airways, Inc. (Registrant)

	By:	/s/ Hollis L. Harris

Hollis L. Harris Chairman and Chief Executive Officer